Exhibit 99.1
NEWS BULLETIN
M.D.C. HOLDINGS, INC.
FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 29, 2010

Contact:	Robert N. Martin
Investor Relations
(720) 977-3431
bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2010 RESULTS
•	Loss per share narrowed to $0.22 vs. loss of $0.69 in Q3 2009

•	Closings increased 10% to 722 homes

•	Net orders decreased 22% to 796 homes

•	Backlog decreased 8% to 1,188 homes at 9/30/10

•	Secured control of 2,044 lots; 27 new communities
DENVER, Friday, October 29, 2010 — M.D.C. Holdings, Inc. (NYSE: MDC) today reported a net loss for the 2010 third quarter of $10.2 million, or $0.22 per share, compared with a net loss for the 2009 third quarter of $32.0 million, or $0.69 per share. The improvement in operating results was driven primarily by an increase in home closings, average selling price and home gross margin. The Company also benefited from reduced general and administrative expenses and increased interest income.
For the nine months ended September 30, 2010, net loss was $34.8 million, or $0.75 per diluted share, compared with a net loss for the nine months ended September 30, 2009 of $102.5 million, or $2.21 per diluted share.
Management Comments
Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “During the third quarter, the pace of our sales slowed, reflecting a continued low level of demand following the expiration of the federal homebuyer tax credit in the second quarter. However, we are pleased to report our second consecutive quarter of top-line growth, with revenue up 11% year-over-year on the strength of a 10% increase in home closings.”

Mizel continued, “Since we first resumed significant land acquisition activity in the second half of 2009, we have secured control of 184 new communities across the country, including 27 in the third quarter alone. As a result, our lot supply increased 39% year-over-year to nearly 12,000, with the majority of the growth coming from lots controlled under option with minimal capital at risk. Our acquisition activity also drove a year-over-year increase in our active subdivision count for the first time since the third quarter of 2007, and we have started home construction or sales in a significant number of additional communities that have not yet reached active subdivision status.”
Mizel concluded, “We believe that our achievements in adding new subdivisions to our operating platform, combined with our focused effort to improve business processes and procedures across the Company, provide us with a unique opportunity to drive future growth. With $1.6 billion in cash and investments at the end of the quarter, which exceed total debt by more than $350 million, we are well-positioned for continued expansion into new projects, even if overall market conditions remain weak. ”
Highlights
Home closings for the third quarter ended September 30, 2010 improved to 722 homes with an average selling price of $299,900, compared with home closings of 659 units with an average selling price of $283,500 during the same period in 2009. The improvement in closings is attributable to an increase in beginning backlog to 1,114 units, compared with 941 units in backlog to begin the third quarter of 2009. Total revenue for the third quarter of 2010 was $225.7 million, compared with revenue of $203.2 million for the same period in 2009. The increase in revenue was primarily driven by a 10% increase in home closings and a 6% year-over-year increase in average selling price.
Net orders for the third quarter ended September 30, 2010 decreased to 796 homes with an estimated sales value of $231 million, compared with net orders for 1,016 homes with an estimated sales value of $272 million during the same period in 2009. The decrease in net orders is attributable to a 19% decrease in the average rate of sales per active community. Active subdivisions increased slightly to 142 at September 30, 2010, compared with 137 at the same time in 2009. In addition, 64 new communities are close to reaching active status, while only 38 active subdivisions are nearing inactive status.
During the third quarter of 2010, the Company’s cancellation rate increased to 30%, compared with 23% during the same period in 2009. We ended the 2010 third quarter with 1,188 homes under contract with an estimated sales value of $368 million, compared with a backlog of 1,298 homes with an estimated sales value of $383 million at September 30, 2009.
Home gross margin in the 2010 third quarter was 20.9% as compared with 18.9% in the 2009 third quarter. Excluding interest expense and warranty adjustments, home gross margin increased to 20.2% in the third quarter of 2010 as compared with 16.9% in the third quarter of

2009. The improvement was primarily the result of an increase in net option revenue, relative to home sales revenue, combined with a reduction in construction costs relative to home sales revenue. Both the increase in average upgrade revenue and the decrease in construction costs were driven by the Company’s efforts to build smaller, more efficient homes that can be personalized based on homebuyer preference. These redesigned homes comprised 53% of our home closings during the third quarter of 2010, compared with only 17% in the same quarter in 2009. These improvements partially were offset by an increase in land costs relative to home sales revenue from 16.8% in the 2009 third quarter to 21.8% in the 2010 third quarter.
The home gross margins in our backlog at September 30, 2010 are lower than the margins we achieved in the 2010 third quarter. The decrease is attributable to sizeable incentives used to drive a higher sales velocity, especially for older homes in our inventory.
General and administrative expenses decreased to $39.3 million for the quarter ended September 30, 2010, compared with $45.8 million for the same period in the prior year. The decrease was driven primarily by a $7.3 million decline in the expense we recognized related to expected loan losses and a $3.3 million decrease in fees related to our homebuilding line of credit, which was terminated in the second quarter of 2010. These improvements were partially offset by a $5.1 million increase in employee compensation and other employee-related benefits, which was in part caused by the hiring of employees engaged in the acquisition and opening of new communities.
Marketing and commissions costs increased to $19.3 million in the third quarter of 2010, compared with $16.4 million in the third quarter of 2009, directly related to the Company’s increased home sales revenue. Other operating expenses, which relate primarily to the write-off of pre-acquisition costs and deposits on lot option contracts that we choose not to exercise, declined to $0.8 million for the quarter, compared with $3.6 million in the same quarter in 2009. The Company also recognized $3.7 million of asset impairments during the quarter, compared with $1.2 million incurred in the third quarter of 2009.
About MDC
Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 160,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements
Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) changes in consumer confidence and preferences; (16) terrorist acts and other acts of war; and (17) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended September 30, 2010, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenue

Home sales revenue	$216,501	$186,816	$668,720	$539,352
Land sales revenue	904	9,414	6,618	13,986
Other revenue	8,276	6,996	23,751	21,086

Total Revenue	225,681	203,226	699,089	574,424

Costs and Expenses

Home cost of sales	171,199	151,596	535,651	445,039
Land cost of sales	818	9,433	5,983	12,274
Asset impairments, net	3,718	1,197	3,718	17,009
Marketing expenses	11,191	9,631	29,726	26,393
Commission expenses	8,078	6,808	24,818	20,119
General and administrative expenses	39,269	45,800	124,060	121,981
Other operating expenses	817	3,594	1,837	4,151
Related party expenses	—	5	9	14

Total Operating Costs and Expenses	235,090	228,064	725,802	646,980

Loss from Operations	(9,409)	(24,838)	(26,713)	(72,556)

Other income (expense)
Interest income	7,544	2,724	19,513	9,763
Interest expense	(9,000)	(9,760)	(28,810)	(29,338)
Other income	271	56	475	177

Loss Before Income Taxes	(10,594)	(31,818)	(35,535)	(91,954)

Benefit from (provision for) income taxes, net	355	(230)	739	(10,529)

NET LOSS	$(10,239)	$(32,048)	$(34,796)	$(102,483)

LOSS PER SHARE
Basic	$(0.22)	$(0.69)	$(0.75)	$(2.21)

Diluted	$(0.22)	$(0.69)	$(0.75)	$(2.21)

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.75	$0.75

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	September 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$688,561	$1,234,252
Marketable securities	922,102	327,944
Restricted cash	504	476
Receivables
Home sales receivables	13,738	10,056
Income taxes receivable	642	145,144
Other receivables	11,518	5,844
Mortgage loans held-for-sale, net	48,161	62,315
Inventories, net
Housing completed or under construction	417,485	260,324
Land and land under development	365,307	262,860
Property and equipment, net	42,169	38,421
Deferred tax asset, net of valuation allowance of $221,477 and $208,144 at September 30, 2010 and December 31, 2009, respectively	—	—
Related party assets	7,856	7,856
Prepaid expenses and other assets, net	84,112	73,816

Total Assets	$2,602,155	$2,429,308

Liabilities
Accounts payable	$50,770	$36,087
Accrued liabilities	277,871	291,969
Related party liabilities	153	1,000
Mortgage repurchase facility	11,155	29,115
Senior notes, net	1,242,114	997,991

Total Liabilities	1,582,063	1,356,162

Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,195,000 and 47,139,000 issued and outstanding, respectively, at September 30, 2010 and 47,070,000 and 47,017,000 issued and outstanding, respectively, at December 31, 2009	472	471
Additional paid-in-capital	815,148	802,675
Retained earnings	200,508	270,659
Accumulated other comprehensive income	4,623	—
Treasury stock, at cost; 56,000 and 53,000 shares at September 30, 2010 and December 31, 2009, respectively	(659)	(659)

Total Stockholders’ Equity	1,020,092	1,073,146

Total Liabilities and Stockholders’ Equity	$2,602,155	$2,429,308

M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
REVENUE
Homebuilding
West	$66,233	$94,079	$246,563	$250,519
Mountain	89,111	61,945	245,905	163,720
East	58,304	33,033	162,466	113,004
Other Homebuilding	7,344	10,909	33,137	37,709

Total Homebuilding	220,992	199,966	688,071	564,952
Financial Services and Other	7,932	6,578	22,696	19,147
Corporate	—	—	—	50
Inter-company adjustments	(3,243)	(3,318)	(11,678)	(9,725)

Consolidated	$225,681	$203,226	$699,089	$574,424

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$4,900	$6,037	$13,611	$5,809
Mountain	520	(1,681)	6,652	(8,800)
East	2,021	(1,707)	1,957	(8,704)
Other Homebuilding	(1,673)	(2,724)	(1,897)	(4,232)

Total Homebuilding	5,768	(75)	20,323	(15,927)
Financial Services and Other	4,326	(4,344)	10,261	(108)
Corporate	(20,688)	(27,399)	(66,119)	(75,919)

Consolidated	$(10,594)	$(31,818)	$(35,535)	$(91,954)

INVENTORY IMPAIRMENTS
West	$3,633	$283	$3,633	$13,350
Mountain	—	191	—	445
East	—	—	—	2,475
Other Homebuilding	—	629	—	913

Consolidated	$3,633	$1,103	$3,633	$17,183

	September 30,	December 31,
	2010	2009
TOTAL ASSETS
Homebuilding
West	$309,178	$190,204
Mountain	320,447	237,702
East	171,867	112,964
Other Homebuilding	41,786	26,778

Total Homebuilding	843,278	567,648
Financial Services and Other	119,132	133,957
Corporate	1,642,402	1,773,660
Inter-company adjustments	(2,657)	(45,957)

Consolidated	$2,602,155	$2,429,308

M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$16,111	$14,579	$1,532	11%	$54,326	$46,264	$8,062	17%
Financial Services and Other	4,521	11,303	$(6,782)	-60%	14,267	20,646	$(6,379)	-31%
Corporate (1)	18,637	19,923	$(1,286)	-6%	55,476	55,085	$391	1%

Total	$39,269	$45,805	$(6,536)	-14%	$124,069	$121,995	$2,074	2%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	16.3%	16.6%	-0.3%		16.3%	17.2%	-0.9%
Corporate Segment (1)	8.6%	10.7%	-2.1%		8.3%	10.2%	-1.9%

Depreciation and Amortization (2)	$3,705	$3,404	$301	9%	$11,806	$10,128	$1,678	17%

Home Gross Margins (3)	20.9%	18.9%	2.0%		19.9%	17.5%	2.4%
Interest in Home Cost of Sales as a % of Home Sales Revenue	-2.6%	-3.8%	1.2%		-2.5%	-4.4%	1.9%

Cash Provided by (Used in)
Operating Activities	$41,343	$(7,312)	$48,655		$(137,591)	$244,506	$(382,097)
Investing Activities	$21,021	$(80,881)	$101,902		$(597,126)	$(46,938)	$(550,188)
Financing Activities	$(65,935)	$(22,757)	$(43,178)		$189,026	$(53,421)	$242,447

Corporate and Homebuilding Interest

Interest capitalized, beginning of period	$32,420	$32,089	$331	1%	$28,339	$39,239	$(10,900)	-28%
Interest capitalized, net of interest expense	9,370	4,810	4,560	95%	24,855	14,354	10,501	73%
Previously capitalized interest included in home cost of sales	(5,581)	(7,142)	1,561	-22%	(16,985)	(23,836)	6,851	-29%

Interest capitalized, end of period	$36,209	$29,757	$6,452	22%	$36,209	$29,757	$6,452	22%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended September 30, 2010 and September 30, 2009, we closed homes on lots for which we had previously recorded $24.2 million and $45.8 million, respectively, of asset impairments. During the nine months ended September 30, 2010 and September 30, 2009, we closed homes on lots for which we had previously recorded $105.9 million and $136.4 million, respectively, of asset impairments.

M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$158,337	$137,990	$20,347	15%	$507,120	$406,688	$100,432	25%
Principal amount of mortgage loans brokered	$370	$6,136	$(5,766)	-94%	$5,883	$25,131	$(19,248)	-77%
Capture Rate	79%	80%	-1%		81%	80%	1%
Including brokered loans	79%	84%	-5%		82%	85%	-3%
Mortgage products (% of mortgage loans originated)
Fixed rate	97%	100%	-3%		96%	100%	-4%
Adjustable rate — other	3%	0%	3%		4%	0%	4%

Prime loans (4)	32%	28%	4%		27%	32%	-5%
Government loans (5)	68%	72%	-4%		73%	68%	5%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2010	2009	2009
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	56	41	19
Unsold Home Under Construction — Frame	725	389	298
Unsold Home Under Construction — Foundation	104	109	226

Total Unsold Homes Under Construction	885	539	543
Sold Homes Under Construction	955	570	1,073
Model Homes	246	212	215

Homes Completed or Under Construction	2,086	1,321	1,831

LOTS OWNED (excluding homes completed or under construction)
Arizona	1,290	1,075	1,303
California	1,095	581	721
Nevada	632	966	706

West	3,017	2,622	2,730

Colorado	2,762	2,514	2,345
Utah	494	545	469

Mountain	3,256	3,059	2,814

Delaware Valley	47	82	91
Maryland	160	100	131
Virginia	380	241	161

East	587	423	383

Florida	204	138	196
Illinois	130	141	141

Other Homebuilding	334	279	337

Total	7,194	6,383	6,264

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2010	2009	2009
LOTS CONTROLLED UNDER OPTION
Arizona	453	328	413
California	45	113	46
Nevada	1,018	222	87

West	1,516	663	546

Colorado	616	537	532
Utah	581	117	143

Mountain	1,197	654	675

Delaware Valley	—	—	—
Maryland	906	575	528
Virginia	220	192	278

East	1,126	767	806

Florida	906	500	299
Illinois	—	—	—

Other Homebuilding	906	500	299

Total	4,745	2,584	2,326

NON-REFUNDABLE OPTION DEPOSITS
Cash	$9,314	$7,654	$5,430
Letters of Credit	3,086	2,134	2,702

Total Non-Refundable Option Deposits	$12,400	$9,788	$8,132

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
HOMES CLOSED (UNITS)
Arizona	111	152	(41)	-27%	461	505	(44)	-9%
California	62	80	(18)	-23%	176	191	(15)	-8%
Nevada	108	106	2	2%	427	294	133	45%

West	281	338	(57)	-17%	1,064	990	74	7%

Colorado	208	159	49	31%	546	363	183	50%
Utah	78	40	38	95%	277	136	141	104%

Mountain	286	199	87	44%	823	499	324	65%

Delaware Valley	13	12	1	8%	29	42	(13)	-31%
Maryland	55	25	30	120%	156	90	66	73%
Virginia	58	34	24	71%	166	120	46	38%

East	126	71	55	77%	351	252	99	39%

Florida	29	48	(19)	-40%	142	141	1	1%
Illinois	—	3	(3)	N/M	—	22	(22)	N/M

Other Homebuilding	29	51	(22)	-43%	142	163	(21)	-13%

Total	722	659	63	10%	2,380	1,904	476	25%

AVERAGE SELLING PRICES PER HOME CLOSED

Arizona	$200.7	$193.6	$7.1	4%	$196.1	$194.8	$1.3	1%
California	375.2	417.0	(41.8)	-10%	396.0	410.3	(14.3)	-3%
Colorado	322.6	317.3	5.3	2%	309.8	333.7	(23.9)	-7%
Delaware Valley	369.1	429.5	(60.4)	-14%	367.6	418.0	(50.4)	-12%
Florida	253.2	208.2	45.0	22%	230.6	217.9	12.7	6%
Illinois	—	294.0	N/M	N/M	—	313.0	N/M	N/M
Maryland	460.8	405.7	55.1	14%	462.2	405.4	56.8	14%
Nevada	190.2	204.6	(14.4)	-7%	188.4	206.4	(18.0)	-9%
Utah	268.9	283.1	(14.2)	-5%	272.8	295.2	(22.4)	-8%
Virginia	484.5	521.1	(36.6)	-7%	479.5	490.6	(11.1)	-2%
Company Average	$299.9	$283.5	$16.4	6%	$281.0	$283.3	$(2.3)	-1%

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	119	227	(108)	-48%	471	599	(128)	-21%
California	101	75	26	35%	236	262	(26)	-10%
Nevada	106	214	(108)	-50%	471	462	9	2%

West	326	516	(190)	-37%	1,178	1,323	(145)	-11%

Colorado	220	197	23	12%	722	537	185	34%
Utah	73	102	(29)	-28%	308	229	79	34%

Mountain	293	299	(6)	-2%	1,030	766	264	34%

Delaware Valley	10	13	(3)	-23%	26	46	(20)	-43%
Maryland	57	53	4	8%	150	144	6	4%
Virginia	60	61	(1)	-2%	202	178	24	13%

East	127	127	—	0%	378	368	10	3%

Florida	50	71	(21)	-30%	156	193	(37)	-19%
Illinois	—	3	(3)	N/M	—	19	(19)	N/M

Other Homebuilding	50	74	(24)	-32%	156	212	(56)	-26%

Total	796	1,016	(220)	-22%	2,742	2,669	73	3%

Estimated Value of Orders for Homes, net	$231,000	$272,000	$(41,000)	-15%	$770,000	$752,000	$18,000	2%
Estimated Average Selling Price of Orders for Homes, net	$290.2	$267.7	$22.5	8%	$280.8	$281.8	$(1.0)	0%
Cancellation Rate(6)	30%	23%	7%		26%	22%	4%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2010	2009	2009
BACKLOG (UNITS)
Arizona	113	103	252
California	136	76	120
Nevada	132	88	221

West	381	267	593

Colorado	383	207	246
Utah	125	94	135

Mountain	508	301	381

Delaware Valley	20	23	31
Maryland	97	103	112
Virginia	109	73	94

East	226	199	237

Florida	73	59	87
Illinois	—	—	—

Other Homebuilding	73	59	87

Total	1,188	826	1,298

Backlog Estimated Sales Value	$368,000	$265,000	$383,000

Estimated Average Selling Price of Homes in Backlog	$309.8	$320.8	$295.1

ACTIVE SUBDIVISIONS
Arizona	28	28	30
California	10	3	5
Nevada	19	18	20

West	57	49	55

Colorado	39	42	41
Utah	19	16	17

Mountain	58	58	58

Delaware Valley	1	1	1
Maryland	8	8	8
Virginia	7	7	7

East	16	16	16

Florida	11	10	8
Illinois	—	—	—

Other Homebuilding	11	10	8

Total	142	133	137

Average for quarter ended	135	134	140

M.D.C. HOLDINGS, INC.
Reconciliation of Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Home Sales Revenue — As reported	$216,501	$186,816	$668,720	$539,352

Home Cost of Sales — As reported	$171,199	$151,596	$535,651	$445,039
Warranty Adjustments	(7,197)	(10,814)	(12,803)	(25,361)
Interest in Cost of Sales	5,581	7,142	16,985	23,836

Home Cost of Sales — Excluding Warranty Adjustments and Interest	$172,815	$155,268	$531,469	$446,564

Home Gross Margins — Excluding Warranty Adjustments and Interest (7)	20.2%	16.9%	20.5%	17.2%

(7)	Home Gross Margins excluding the impact of warranty adjustments and interest in cost of sales is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that warranty adjustments and interest have on our Home Gross Margins.